N E W S	R E L E A S E

SUBJECT:	HAVERTYS
REPORTS RESULTS FOR SECOND QUARTER 2009

ATLANTA, GEORGIA, August 5, 2009 -- HAVERTY FURNITURE COMPANIES, INC. (NYSE: HVT and HVT.A) today reported a loss for the second quarter ended June 30, 2009. The net loss for the second quarter of 2009 was $6.6 million or $0.31 per diluted share of Common Stock, as compared to the second quarter 2008 net loss of $2.3 million or $0.11 per diluted share of Common Stock.

For the six months ended June 30, 2009, the net loss was $13.8 million or $0.65 per diluted share of Common Stock versus a net loss of $1.3 million or $0.06 per diluted share of Common Stock for the same period in 2008.

As previously reported, net sales for the second quarter of 2009 were $129.7 million, a decrease of 23.0% compared to sales of $168.4 million for the corresponding quarter in 2008. Comparable-store sales decreased 22.6% for the quarter.

Total written business for the third quarter to date is down 19.6% versus the same period last year.

Clarence H. Smith, president and chief executive officer, said, “Our efforts remain concentrated on necessary operational adjustments to the difficult market conditions, closely managing our capital and clearly communicating Havertys’ strong value proposition to the consumer. We believe these initiatives are imperative to maintaining our financial and brand strength.

“The second quarter is historically the weakest of the year. We began during this time to highlight our high value price point merchandise and became somewhat more promotional to reach the spending-conscious consumer. Our careful merchandising and inventory management kept second quarter gross margins slightly higher both sequentially for the year and compared to last year’s period.

“During the second quarter our SG&A expenses were reduced by $17.4 million or 19.2% compared to last year’s second quarter and were down $31.5 million or 17.0% for the first half of the year. We have improved our warehousing and delivery throughput efficiencies as we adjusted our scale of operations to lower volume levels. Alterations in our advertising and marketing spend have also generated additional cost reductions.

“We have continued to outsource most customer financing and our accounts receivable have been reduced by $3.3 million in the second quarter and $9.5 million in the first six months of 2009. Inventories are $6.0 lower than at March 31, 2009 and $10.3 lower than at the end of 2008 as we reduced merchandise purchases given the weakened demand. We have no funded borrowings and our cash at June 30, 2009 is $22.4 million, up $12.9 million during the second quarter and $18.7 million during the first half of the year.

“Our efforts to emphasize the value attribute in addition to the quality and service hallmarks of the Havertys brand are important to our current sales efforts. We are carefully conveying in this value message that there has not been a fundamental change in our merchandise or how we interact with the customer. This approach and conservative financial management are essential to our survival of this economic firestorm and future success.”

NEWS RELEASE – August 5, 2009

HAVERTY FURNITURE COMPANIES, INC.	Page 2

Havertys is a full-service home furnishings retailer with 121 showrooms in 17 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle- to upper-middle price ranges. Additional information is available on the Company’s web site at www.havertys.com.

News releases include forward-looking statements, which are subject to risks and uncertainties. Factors that might cause actual results to differ materially from future results expressed or implied by such forward-looking statements include, but are not limited to, general economic conditions, the consumer spending environment for large ticket items, competition in the retail furniture industry and other uncertainties detailed from time to time in the Company’s reports filed with the SEC.

The company will sponsor a conference call Thursday, August 6 at 10:00 a.m. Eastern Daylight Time to review the second quarter. Listen-only access to the call is available via the web at www.havertys.com (About Us, Investor Information) and at www.streetevents.com (Individual Investor Center), both live and for a limited time, on a replay basis.

NEWS RELEASE – August 5, 2009

HAVERTY FURNITURE COMPANIES, INC.	Page 3
Condensed Consolidated Statements of Operations (Amounts in thousands except per share data) (Unaudited)
	Quarter Ended June 30,		Six Months ended June 30,
	2009	2008	2009	2008

Net sales	$129,683	$168,412	$273,921	$353,665
Cost of goods sold	63,062	82,158	133,537	170,975
Gross profit	66,621	86,254	140,384	182,690

Credit service charges	311	497	704	1,062
Gross profit and other revenue	66,932	86,751	141,088	183,752

Expenses:
Selling, general and administrative	72,860	90,222	153,738	185,260
Interest, net	203	206	380	75
Provision for doubtful accounts	247	284	662	612
Other expense (income), net	141	(77)	20	(119)
Total expenses	73,451	90,635	154,800	185,828

Loss before income taxes	(6,519)	(3,884)	(13,712)	(2,076)

Income tax expense (benefit)	63	(1,575)	133	(799)

Net loss	$(6,582)	$(2,309)	$(13,845)	$(1,277)

Basic and diluted loss per share[1]:
Common Stock	$(0.31)	$(0.11)	$(0.65)	$(0.06)
Class A Common Stock	$(0.30)	$(0.11)	$(0.62)	$(0.06)

Weighted average shares — basic:
Common Stock	17,397	17,162	17,360	17,137
Class A Common Stock	3,987	4,105	3,996	4,116
Weighted average shares — assuming dilution[1]:
Common Stock	21,384	21,267	21,356	21,253
Class A Common Stock	3,987	4,105	3,996	4,116

Cash dividends per common share:
Common Stock	—	$0.0675	—	$0.1350
Class A Common Stock	—	$0.0625	—	$0.1250
[1]See additional details at the end of this release.

more. . .

NEWS RELEASE – August 5, 2009

HAVERTY FURNITURE COMPANIES, INC.	Page 4

Condensed Consolidated Balance Sheets (Amounts in thousands) (Unaudited)
	June 30, 2009	December 31, 2008	June 30, 2008
Assets
Cash and cash equivalents	$22,355	$3,697	$1,926
Accounts receivable, net of allowance	14,982	24,301	40,017
Inventories, at LIFO cost	93,421	103,743	104,873
Other current assets	14,147	18,005	19,814
Total current assets	144,905	149,746	166,630

Accounts receivable, long-term	1,240	2,082	3,185
Property and equipment, net	183,825	197,423	204,114
Other assets	14,140	14,142	25,054
	$344,110	$363,393	$398,983

Liabilities and Stockholders' Equity
Notes payable to banks	$-	$-	$5,400
Accounts payable and accrued liabilities	63,321	71,359	66,206
Current portion of long-term debt and lease obligations	332	311	17,179
Total current liabilities	63,653	71,670	88,785

Long-term debt and lease obligations, less current portion	7,014	7,183	7,346
Other liabilities	41,440	39,572	28,995
Stockholders' equity	232,003	244,968	273,857
	$344,110	$363,393	$398,983

more. .

NEWS RELEASE – August 5, 2009

HAVERTY FURNITURE COMPANIES, INC.	Page 5

Condensed Consolidated Statements of Cash Flows (Amounts in thousands) (Unaudited)
	Six Months Ended June 30,
	2009	2008
Operating Activities:
Net loss	$(13,845)	$(1,277)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,115	10,853
Provision for doubtful accounts	662	612
Gain on sale of property and equipment	(19)	—
Other	1,255	690
Changes in operating assets and liabilities	15,679	(1,039)
Net cash provided by operating activities	13,847	9,839

Investing Activities:
Capital expenditures	(1,263)	(5,171)
Proceeds from sale-leaseback transaction	6,625	—
Proceeds from sale of property and equipment	29	203
Other investing activities	43	282
Net cash provided by (used in) investing activities	5,434	(4,686)

Financing Activities:
Proceeds from borrowings under revolving credit facilities	5,800	127,765
Payments of borrowings under revolving credit facilities	(5,800)	(122,365)
Net increase (decrease) in borrowings under revolving credit facilities	—	5,400
Payments on long-term debt and lease obligations	(148)	(4,159)
Treasury stock acquired	—	(1,806)
Dividends paid	—	(2,829)
Other financing activities	(475)	—
Net cash used in financing activities	(623)	(3,394)
Increase (decrease) in cash and cash equivalents	18,658	1,759
Cash and cash equivalents at beginning of period	3,697	167
Cash and cash equivalents at end of period	$22,355	$1,926

more. .

NEWS RELEASE – August 5, 2009

HAVERTY FURNITURE COMPANIES, INC.	Page 6

Earnings per Share

The following details how the loss and number of shares in calculating the diluted loss per share for Common Stock are derived under SFAS 128 and EITF 03-6 (amounts in thousands):

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Numerator:
Common:
Distributed earnings	$—	$1,161	$—	$2,315
Undistributed loss	(5,403)	(3,035)	(11,356)	(3,342)
Basic	(5,403)	(1,874)	(11,356)	(1,027)
Class A Common loss	(1,179)	(435)	(2,489)	(250)
Diluted	$(6,582)	$(2,309)	$(13,845)	$(1,277)

Class A Common:
Distributed earnings	$—	$256	$—	$514
Undistributed loss	(1,179)	(691)	(2,489)	(764)
	$(1,179)	$(435)	$(2,489)	$(250)

Denominator:
Common:
Weighted average shares outstanding - basic	17,397	17,162	17,360	17,137
Assumed conversion of Class A Common Stock	3,987	4,105	3,996	4,116

Total weighted-average diluted Common Stock	21,384	21,267	21,356	21,253

Class A Common:
Weighted average shares outstanding	3,987	4,105	3,996	4,116

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Contact for information:

Dennis L. Fink, EVP & CFO or

Jenny Hill Parker, VP, Secretary & Treasurer

404-443-2900